UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

BIG LOTS, INC.
(Exact name of registrant as specified in its  charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

 (614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 4, 2009, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our third quarter and year-to-date fiscal 2009 unaudited results, updated guidance for our fourth quarter and full year fiscal 2009, and announced that our Board of Directors authorized the repurchase of up to $150.0 million of our common shares.

The press release and conference call both included “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229).  Specifically, the following non-GAAP financial measures were included: (i) adjusted operating profit; (ii) adjusted operating profit rate; (iii) adjusted income tax expense; (iv) adjusted effective income tax rate; (v) adjusted income from continuing operations; (vi) adjusted net income; (vii) adjusted diluted earnings per common share from continuing operations; and (viii) adjusted diluted earnings per common share.

These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) $0.10 per diluted common share related to the net gain on the sale of real estate that was recognized in the third quarter of fiscal 2009.  As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and a reconciliation of the differences between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes is more indicative of our ongoing operating results and financial condition.  Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.  Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our December 4, 2009 press release (Exhibit 99.1) and the transcript of our December 4, 2009 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results.  The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01 Other Events.

As discussed above, on December 4, 2009, we announced that our Board of Directors authorized the repurchase of up to $150.0 million of our common shares.  The repurchase program commences immediately and will continue until exhausted.  We expect the purchases to be made from time to time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors.  Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.

Exhibit No.	Description

99.1*	Big Lots, Inc. press release dated December 4, 2009.

99.2*	Big Lots, Inc. conference call transcript dated December 4, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 10, 2009	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Senior Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary